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                              ASSIGNMENT AGREEMENT

    Agreement dated as of August 1, 2000 by and between Credit Suisse Asset Management Securities, Inc. (f/k/a Counsellors Securities Inc., "CSSI") and Provident Distributors, Inc. ("PDI").

    WHEREAS, PDI had been the distributor of the open-end investment companies that hold themselves out as part of the Warburg Pincus family of funds until August 1, 2000, at which time CSSI became distributor of those Funds; and

    WHEREAS, PDI wishes to assign to CSSI all of its rights and obligations under the service and participation agreements listed on Exhibit A hereto (as amended and/or restated to the date hereof the "Service Agreements") insofar as they relate to PDI's services as distributor of the Warburg Pincus Funds, and CSSI is willing to assume such rights and obligations;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. ASSIGNMENT. PDI by this instrument does hereby assign, convey, transfer, release, grant, setover, deliver and confirm to CSSI, its successors and permitted assigns, all right, title and interest of PDI in and to the Service Agreements, including any and all obligations, responsibilities, representations and warranties of PDI in its capacity as distributor, and CSSI hereby accepts such assignment.

    2. RIGHTS IN THIRD PARTIES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. In addition, the parties acknowledge that this Agreement is intended to confer on the other party or parties to each Service Agreement the right to enforce directly against CSSI such rights, remedies, obligations and liabilities as it or they previously could enforce against PDI.

    3. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

    4. MISCELLANEOUS. This Agreement may only be amended by written agreement of the parties, and shall be governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by an authorized representative thereof, all as of the day and year first above written.

                               CREDIT SUISSE ASSET MANAGEMENT
                               SECURITIES, INC.

                               By: /s/ James W. Bernaiche
                               -----------------------------------------------
                               Name: James W. Bernaiche
                               ------------------------------------------------
                               Title: Vice President & Chief Compliance Officer
                               ------------------------------------------------

                               PROVIDENT DISTRIBUTORS, INC.

                               By: /s/ Philip H. Rinnander
                               ------------------------------------------------
                               Name: Philip H. Rinnander
                               ------------------------------------------------
                               Title: President
                               ------------------------------------------------



                                      2

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                                   EXHIBIT A
                                   ---------



                              Service Agreements
                              (see attached list)

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                    PDI/WARBURG PINCUS SERVICES AGREEMENT

DEALER #           BROKER/DEALER                                 AGREEMENT
--------           -------------                                 ---------
65177           Harris Trust and Savings Bank                 Common Shares
60066           Scott & Stringfellow Inc                      Common Shares
65200           Financial Network Investment Corp.            Advisor Shares
65202           Broad Band Capital Mgmt.                      Advisor Shares
65190           David Huckin & Associates                     Common & Advisor Shares
65034           BISYS BD                                      Common & Advisor Shares
65175           Harvest Financial                             Common Shares
65189           ePlanning Securities                          Advisor Shares
65192           National Securities Corp                      Common & Advisor Shares
60062           Smith Moore & Co                              Common Shares
65191           National Deferred Compensation Inc            Common & Advisor
65204           EBI Securities Corp.                          Common & Advisor
65194           Web Street Securities                         Common & Advisor Shares
60010           Comerica Bank                                 Common Shares
60069           Cosse International Securities                Common Shares
65102           E*Trade                                       Restatement of Services Agreement
65137           Exeter Trust Co                               Advisor Shares
65013           Fidelity Investments Inst. Op                 Second Amendment to Services Agreement
65209           First Lexington Trust Co                      Common Shares
55005           Hewitt Associates                             Service Agreement - Institutional Shares
65203           ING Barings LLC                               Common & Advisor Shares
65143           Investors Bank & Trust                        Common Shares
65028           Marquette Trust Co.                           Common Shares
65207           Mercantile Safe Deposit & Trust               Common Shares
55046           Minnesota Life Insurance Co                   Common Shares
65208           Multi-Financial Securities                    Common & Advisor Shares
65199           Old National Trust Co                         Advisor Shares
65198           Primvest Financial                            Common & Advisor Shares
65197           Securities Equity Group                       Common & Advisor Shares
65128           Security Brokerage Inc                        Common Shares
65052           Valley Forge Asset Management                 Common Shares
65210           HM Payson & Co                                Common & Advisor Shares
65141           Legg Mason                                    Common Shares
65213           Palmieri, Angnardo & Co Inc                   Common & Advisor Shares
60072           Wilshire Associates Inc                       Common Shares
60073           Edgar M Norris & Co Inc                       Common Shares
26593           Gruntel & Co                                  Common Shares
60074           Old Kent Bank                                 Common Shares
55019 & 55017   Reliastar                                     Common Shares